SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2011

SILVER FALCON MINING, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53765	26-1266967
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

2520 MANATEE AVENUE WEST, SUITE 200

BRADENTON, FL 34205

 (Address of principal executive offices) (Zip Code)

(941) 761-7819

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

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Section 8 - Other Events

Item 8.01 - Other Events

Silver Falcon Mining, Inc. (the "Company") issued a press release, dated December 20, 2011, entitled-"SILVER FALCON MINING, INC. (SFMI) WISHES HAPPY HOLIDAYS TO ITS SHAREHOLDERS AND REVEALS SMELTING FACILITY OPPORTUNITIES"

The press release is in its entirety below:

SILVER FALCON MINING, INC. (SFMI) WISHES HAPPY HOLIDAYS TO ITS SHAREHOLDERS AND REVEALS SMELTING FACILITY OPPORTUNITIES

Bradenton, Florida- December 20, 2011 - Silver Falcon Mining, Inc. (OTC:SFMI) - Mr. Pierre Quilliam, Chief Executive Officer of Silver Falcon Mining, Inc. (SFMI.OTCBB) on behalf of all of its Directors and Executives, wishes all shareholders a very happy holiday season and a prosperous, safe and healthy New Year. He further stated, "May all the hard work put forth by the employees of our Company translate into a plus value for all people who have supported us these past years and to all who contributed to make this Company into a giant success in the future."

The Company’s Diamond Creek Smelter Facility, progressing as planned, announces that it has already received inquiries to handle partly finished material from prospective customers in the USA. The smelting facility currently has excess capacity due to its design which includes future growth based on its expected mining operations from within War Eagle Mountain. As such, the Company has been evaluating lucrative revenue producing opportunities to utilize this capacity in becoming a contracted smelting facility. Should the Company decide to go ahead with this business model, further announcements will be forthcoming on this subject.

On December 7, 2011, the Company filed a FORM S-1 with the Securities and Exchange Commission which as of today is declared effective. This will allow SFMI to proceed, at its discretion , with the investment firm of Roswell Capital Partners, LLC to develop an underground exploration program on War Eagle Mountain which will validate, over time, the amounts of precious metals which can be expected to be extracted from within Sinker Tunnel complex.

Additionally, the Company announces that it has formed a “Compensation Committee” to direct the Company’s executive team on all forms of remuneration for its growing complement of professionals, dedicated workforce, and contractors.

Again, the Company further states that its Canadian National Instrument 43-101- Standards of Disclosure for Mineral Projects is progressing under the direction of a third party contracted geological team, with the expectation of it being filed with the necessary Canadian regulatory agencies sometime during the first quarter of 2012.

Silver Falcon Mining, Inc. (SFMI:OTCBB) is a developer and explorer of mineral resource properties, primarily in Owyhee County, Idaho, USA, with the objective of being a profitable, low-cost, precious metal producer and creating significant growth in shareholder value.

SFMI cautions that statements made in press release constitute forward-looking statements, and makes no guarantees of future performance and actual results/developments may differ materially from projections in forward-looking statements. Forward-looking statements are based on estimates and opinions of management at time statements are made.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SILVER FALCON MINING, INC.
Date: December 20, 2011	/s/ Pierre Quilliam
By: Pierre Quilliam, Chief Executive Officer

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